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Exhibit 23


               Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-2098) pertaining to the Morrison Health Care, Inc. Salary Deferral Plan of our report dated June 26, 1998, with respect to the financial statements and schedules of the Morrison Health Care, Inc. Salary Deferral Plan included in this Annual Report
(Form 11-K) for the year ended December 31, 1997.



                                      /s/ Ernst & Young LLP


Atlanta, Georgia
June 26, 1998